EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of GetGo Inc. (formerly Getgo Mail.com Inc.) on Form S-8 of our report (expressing an unqualified opinion and including an explanatory paragraph regarding the Company's ability to continue as a going concern) dated July 12, 2001, appearing in the Annual Report on Form 20-F of GetGo Inc. (formerly GetGo Mail.com Inc.) for the year ended December 31, 2000.


/s/ Deloitte Touche Tohmatsu
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Deloitte Touche Tohmatsu

Hong Kong
December 10, 2001